SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PIMCO Dynamic Credit Income Fund

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PIMCO Dynamic Credit Income Fund Proxy Fight Supporting Tele-Vote Follow–up Script (Outbound)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak to (SHAREHOLDER’S FULL NAME)? (Re-Greet If Necessary)

I am calling on behalf of your current investment with PIMCO Dynamic Credit Income Fund. You recently recorded your vote with a proxy representative by telephone. The Board and PIMCO greatly appreciate your support.

Recently Ironsides, a hedge fund shareholder, has proposed nominating two of its own candidates to the Board of Trustees. PIMCO does not believe that Ironsides’ motivations and strategies are designed to enhance long-term Fund performance. Rather, they are intended to allow Ironsides to turn a short-term profit without benefiting long-term shareholders.

The Current Board and PIMCO urge you to disregard any mailing you receive from Ironsides and to vote using only the Fund’s WHITE PROXY CARD. Please continue to support the Board by returning the Fund’s WHITE PROXY CARD in order to protect your long-term investment in the Fund.

Can the Board and PIMCO continue to count on your support?

(Pause For Response)

YES OR POSITIVE RESPONSE:

Thank you. Remember, even if you have already sent back a gold proxy card, you can still support the Board by sending back the Fund’s WHITE PROXY CARD before the April 30th meeting date. If you have any questions, or you require any assistance, please feel free to call 1-877-536-1558 Mon. thru Fri. from 9 a.m. to 11 p.m. Eastern Time. Thank you and have a good (Morning/Afternoon/Evening).

NO RESPONSE - HAS QUESTIONS –NOT VOTING –SENDING OTHER CARD:

Your vote at the upcoming meeting is very important, and there are a few things the Board believes you should take into account when making your decision.

(Refer to Fact Sheet and begin discussion)

Given that information, do you think that you will return the WHITE PROXY CARD?

YES OR POSITIVE

(Go to Yes or Positive above)

NO OR NEGATIVE

(Go to S/H still sending other card/not voting below)

DOESN’T HAVE WHITE PROXY CARD:

Registered Holder - We would be happy to send you an additional WHITE PROXY CARD. (Proceed)

Beneficial Holder – Please contact your financial advisor for an additional proxy card. Be sure to inform them that you need the WHITE PROXY CARD representing management. (Proceed)

S/H STILL SENDING OTHER CARD/NOT VOTING

I understand. If you have any questions or you require any assistance, please contact 1-877-536-1558 Mon. – Fri. from 9 a.m. to 11 p.m. Eastern Time. Your vote is important and your time is greatly appreciated. Thank you and have a good (Morning/Afternoon/Evening).

FOR INTERNAL DISTRIBUTION ONLY	Updated 3-24-2015
49037225_2

PIMCO Dynamic Credit Income Fund Proxy Fight Bounced Vote Script (Outbound)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak to (SHAREHOLDER’S FULL NAME)? (Re-Greet If Necessary)

I am calling on behalf of PIMCO regarding your current investment with PIMCO Dynamic Credit Income Fund. You recently recorded your vote with a proxy representative by telephone. Your vote and support are greatly appreciated.

Because this Annual Meeting of Shareholders involves a contested proxy, the Board is asking shareholders to vote their proxies again using only the Fund’s WHITE PROXY CARD.

Do you still have the Fund’s WHITE PROXY CARD?

(Pause For Response)

STILL HAS WHITE PROXY CARD: (Proceed)

DOESN’T HAVE WHITE PROXY CARD:

Registered Holder - We would be happy to send you an additional proxy card. (Proceed)

Beneficial Holder – Please contact your financial advisor for an additional proxy card. Be sure to inform them that you need the WHITE PROXY CARD representing management. (Proceed)

The Board of Trustees greatly appreciates your support and is asking shareholders to vote using only the Fund’s WHITE PROXY CARD. PIMCO and the Board urge shareholders to disregard any gold proxy card sent by Ironsides, a hedge fund shareholder.

Can the Board and PIMCO continue to count on your support by sending in the WHITE PROXY CARD?

(Pause For Response)

YES OR POSITIVE RESPONSE:

Thank you. Remember, even if you have already sent back a gold proxy card, you can still support the Board by sending back the WHITE PROXY CARD before the April 30th meeting date. If you have any questions, or you require any assistance, please call 1-877-536-1558 Mon. thru Fri. from 9 a.m. to 11 p.m. Eastern Time. Thank you and have a good (Morning/Afternoon/Evening).

NO RESPONSE - HAS QUESTIONS –NOT VOTING –SENDING OTHER CARD:

Your vote at the upcoming meeting is very important, and there are a few things the Board believes you should take into account when making your decision.

(Refer to Fact Sheet and begin discussion)

Given that information, do you think that you will return the WHITE PROXY CARD?

YES OR POSITIVE

(Go to Yes or Positive above)

NO OR NEGATIVE

(Go to S/H still sending other card/not voting below)

S/H STILL SENDING OTHER CARD/NOT VOTING

I understand. If you have any questions or you require any assistance, please feel free to contact 1-877-536-1558 Mon. – Fri. from 9 a.m. to 11 p.m. Eastern Time. Your vote is important and your time is greatly appreciated. Thank you and have a good (Morning/Afternoon/Evening).

FOR INTERNAL DISTRIBUTION ONLY	Updated 3-24-2015
49037051_2